Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of December 18, 2025, is adopted, executed and agreed to, for good and valuable consideration, by and among Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), the holders party hereto (each, a “Holder”), and the other Holders (as defined herein) that may become party hereto from time to time (each, a “Party” and collectively, the “Parties”).

R E C I T A L S

WHEREAS, this Agreement is being entered into in connection with those certain Warrants, dated as of the date hereof (the “Warrants”), by and between the Company and the Holders and the Indenture, dated as of the date hereof (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent, pursuant to which the Company has issued $212,496,000 of 9.80% first lien notes due 2028 (the “Notes”);

WHEREAS, pursuant to the Warrant, the Company has issued to the Holder a warrant exercisable for shares (the “Warrant Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), subject to the terms set forth in the Warrant;

WHEREAS, pursuant to the Indenture, the Company is required to effect a Mandatory Redemption (as defined in the Indenture) in connection with which the Company may issue shares (the “Redemption Shares”) of Common Stock to redeem a portion of the Notes;

WHEREAS, resales by the Holders of the Warrant Shares and the Redemption Shares may be required to be registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”) or other Applicable Laws, depending on the status of the Holders or the intended method of distribution of the Warrant Shares or the Redemption Shares; and

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to the Warrant Shares and the Redemption Shares, as set forth in this Agreement.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION

SECTION 1.1 Definitions. When used in this Agreement, the following terms shall have the meanings indicated below:

“Adoption Agreement” means an Adoption Agreement in substantially the form attached hereto as Exhibit A.

“Affiliate” means, with respect to any Person, any other Person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of Holder or any of its subsidiaries (and vice versa).

“Agreement” has the meaning assigned such term in the introductory paragraph.

“Applicable Law” means, with respect to any Person, any federal, national, state, local, municipal, international, multinational, or SRO statute, law, ordinance, secondary and subordinate legislation, directives, rule (including rules of common law), regulation, ordinance, treaty, Order, permit, authorization, or other requirement applicable to such Person, its assets, properties, operations, or business.

“Blackout Period” means in the event that the board of directors of the Company determines in good faith that a registration of securities would require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially and adversely affect any bona fide material financing of the Company, or any material transaction under consideration by the Company, a period which is the shorter of the ending of the condition creating a Blackout Period (notice of which shall be provided promptly by the Company) and sixty (60) calendar days; provided, that a Blackout Period may not occur more than two times in any period of 12 consecutive months; provided further, that in the event there are two Blackout Periods in any 12-month period, such Blackout Periods may not occur consecutively, it being understood that a Blackout Period commencing less than twenty (20) calendar days after a preceding Blackout Period shall be deemed to have occurred consecutively.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in State of New York are authorized or obligated to be closed by Applicable Laws.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” has the meaning assigned such term in the Recitals.

“Company” has the meaning assigned such term in the introductory paragraph.

“Conversion” has the meaning set forth in the definition of Equity Securities.

“Convertible Securities” has the meaning set forth in the definition of Equity Securities.

“Demand” is defined in Section 2.2(a).

“Demand Registration” is defined in Section 2.2(a).

“Demand Registration Statement” is defined in Section 2.2(a).

“Effectiveness Period” means the period beginning on the date that a registration statement filed pursuant to this Agreement is declared effective by the Commission and continuing until the earlier of (i) the date on which all Registrable Securities covered by such registration statement have been sold pursuant thereto or (ii) the date on which all such Registrable Securities cease to be Registrable Securities.

“Equity Securities” means any and all (i) shares, interests, participations, or other equivalents (however designated) of capital stock or other voting securities of a corporation and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), including in each case any such shares, interests, participations or other equivalents issued upon any conversion, (ii) securities convertible into or exchangeable for shares, interests, participations, or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “Convertible Securities” and any conversion, exchange, or exercise of any outstanding convertible securities, a “Conversion”).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Registration Statement” is defined in Section 2.3(a).

“Existing Registration Rights Agreement” shall mean the Amended and Restated Registration Rights Agreement dated as of October 25, 2019 among the Company and certain holders identified therein, as well as such additional rights granted to holders who have entered into joinder agreements thereto prior to the date hereof.

“Existing Registration Rights Holders” means holders of Common Stock with registration rights granted by the Company pursuant to the Existing Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” means a registration statement on Form S-3 or any successor form thereto.

“Form S-4” means a registration statement on Form S-4 or any successor form thereto.

“Form S-8” means a registration statement on Form S-8 or any successor form thereto.

“Free Writing Prospectus” is defined in Section 3.1(a)(v).

“Governmental Entity” means any federal, national, state, local, municipal, international, or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing, or regulatory authority, judicial, or administrative body, official, tribunal, or other instrumentality of any government, whether federal, state, or local, domestic, or foreign, or arbitrator or SRO.

“Hedging Counterparty” is defined in Section 2.5(a).

“Hedging Transaction” is defined in Section 2.5(a).

“Holders” means any holder of Registrable Securities.

“Inspectors” is defined in Section 3.1(a)(xi).

“Legend Removal Documents” is defined in Section 3.2.

“Losses” means all out-of-pocket losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement.

“Marketed Underwritten Shelf Offering” is defined in Section 2.1(f).

“Minimum Block Trade Size” means an amount of Registrable Securities having an aggregate value of at least $5 million.

“Minimum Underwritten Size” means an amount of Registrable Securities having an aggregate value of at least $25 million.

“Order” means any judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination, or award issued by any Governmental Entity.

“Other Demanding Sellers” is defined in Section 2.3(b).

“Other Proposed Sellers” is defined in Section 2.3(b).

“Party” and “Parties” has the meaning assigned such terms in the introductory paragraph.

“Permitted Transferee” means any transferee in connection with the Transfer of Registrable Securities that has delivered to the Company a duly executed Adoption Agreement.

“Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located), or other entity, organization, or unincorporated association, including any Governmental Entity.

“Piggyback Notice” is defined in Section 2.3(a).

“Piggyback Registration” is defined in Section 2.3(a).

“Piggyback Seller” is defined in Section 2.3(a).

“Records” is defined in Section 3.1(a)(xi).

“Registrable Securities” means any and all (i) Warrant Shares, (ii) Redemption Shares, (iii) other stock or securities that Holder or its subsidiaries may be entitled to receive, or will have received, pursuant to its ownership of the Warrant, Warrant Shares, the Notes or the Redemption Shares, in lieu of or in addition to shares of Common Stock, and (iii) Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) or (ii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation, or other reorganization. As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when they (x) have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the registration statement covering such securities, (y) shall have ceased to be outstanding, (z) have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities or (aa) have been otherwise sold pursuant to Rule 144. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire (or the Company has the right to issue to such Person) directly or indirectly such Registrable Securities (upon redemption, conversion or exercise including in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Requested Information” is defined in Section 7.1.

“Requesting Shareholder(s)” is defined in Section 2.2(a).

“Securities Act” has the meaning assigned such term in the Recitals.

“Selling Shareholders” is defined in Section 3.1(a)(i).

“Shelf Offering” is defined in Section 2.1(f).

“Shelf Registration Statement” is defined in Section 2.1(a).

“SRO” means any (i) “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) other United States or foreign securities exchange, futures exchange, commodities exchange, or contract market, or (iii) other securities exchange.

“Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on the Company’s primary trading market with respect to the Common Stock as in effect on the date of delivery of the applicable request to remove legends of Registrable Securities.

“Take-Down Notice” is defined in Section 2.1(f).

“Transfer” or “Transferred” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option, or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, the entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Underwritten Offering” means an offer and/or sale of securities of the Company to an underwriter or underwriters for reoffering to the public (including, for avoidance of doubt and without limitation, any such offer and/or sale pursuant to a Take-Down Notice or Demand Registration).

“Warrant” has the meaning assigned such term in the Recitals.

“Warrant Shares” has the meaning assigned such term in the Recitals.

ARTICLE 2

REGISTRATION RIGHTS

SECTION 2.1 Shelf Registration.

(a) Within forty-five (45) calendar days of the date hereof (the “Shelf Filing Deadline”), the Company shall file, and shall use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable, but, if the registration statement is not subject to a full review by the Commission, no more than thirty (30) calendar days, or, in the event that the registration statement is subject to a full review by the Commission, no more than seventy-five (75) calendar days (the “Shelf Effectiveness Deadline”), after such filing date, a registration statement (which shall be on Form S-3 if then available to the Company), providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time and in any manner of distribution as the Holders shall reasonably request, of all of the Registrable Securities then held by the Holders and requested by such Holders to be included therein (the “Shelf Registration Statement”). To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto. If registering a number of Registrable Securities, the Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an automatic shelf registration statement at the time of filing of the automatic shelf registration statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company may also amend an existing registration statement on Form S-3, including by post-effective amendment, in order to fulfill its obligations hereunder.

(b) Subject to Section 2.1(d), the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Holders who elected to participate in the Shelf Registration Statement, to require such Holders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period, the Company shall deliver to the Holders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that the conditions described in the definition of Blackout Period are met. Such certificate shall contain a representation that such certificate does not constitute material non-public information unless, no later than 7:00 AM (New York City time) on the first trading day after such notice has been delivered, the Company files a Form 8-K or issues a press release publicly disclosing all material non-public information contained in such certificate. Upon notice by the Company to such Holders of any such determination, each such Holder covenants that it shall, subject to Applicable Law, keep the fact of any such notice strictly confidential (other than if such Holder determines in consultation with counsel it has received material non-public information contained in such certificate), and in the case of a Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities pursuant to the Shelf Registration Statement for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if reasonably so directed in writing by the Company, will deliver to the Company any copies then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

(d) After the expiration of any Blackout Period and without any further request from a Holder, the Company, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) At any time that a Shelf Registration Statement is effective, if any Holder delivers a notice to the Company (which, in the case of a Take-Down Notice that involves an Underwritten Offering, shall, along with all other Holders similarly requesting, equal or be greater than the Minimum Underwritten Size) (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering (as defined below), the inclusion of Registrable Securities by any other Holders pursuant to this Section 2.1). Notwithstanding the foregoing, no Shelf Offering shall be effected as an Underwritten Offering unless the number of Registrable Securities proposed to be included in such Underwritten Offering equals or exceeds the Minimum Underwritten Size. In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i) the Company shall, within two (2) Business Days of receipt of a Take-Down Notice that satisfies the Minimum Underwritten Size, deliver notice to all other Holders included on the Shelf Registration Statement and permit each such Holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such Holder notifies the proposing Holder(s) and the Company within two (2) Business Days after delivery of the notice to such Holder; and

(ii) if the lead managing underwriter(s) advises the Company and the proposing Holder(s) in writing that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would materially and adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Holder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 2.2(g). Except as otherwise expressly specified in this Section 2.1, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations, and other provisions of this Agreement as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 2.2(e)(ii) and Section 2.2(g).

(f) In the event that the requesting Holder elects to dispose of Registrable Securities pursuant to a registered block trade with the assistance of the Company (a “Block Trade”), the Company shall, at the request of the Holder, enter into customary agreements and shall take all such other customary actions, including delivery of comfort letter and opinions of counsel and cooperation with customary “underwriter” due diligence, as are requested by the Holder in order to expedite or facilitate the disposition of such Registrable Securities.

(g) Notwithstanding any other provision of this Agreement, if the requesting Holder wishes to engage in a Block Trade or “bought” or “overnight” deal (including any such transaction off of a Shelf Registration Statement or an effective automatic shelf registration statement, or in connection with the registration of the Registrable Securities under an automatic shelf registration statement for purposes of effectuating any such transaction), (i) such Block Trade or “bought” or “overnight” deal shall be subject to the Minimum Block Trade Size requirement and (ii) no Holder shall be entitled to receive any notice of or have its Registrable Securities included in such transaction.

(h) Any time that a Shelf Offering involves a Marketed Underwritten Shelf Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned, or delayed).

SECTION 2.2 Demand Registrations.

(a) Subject to the terms and conditions hereof, if the Company has failed to comply with its obligations under Section 2.1 (other than due to a material breach by a Holder of this Agreement), the Holder(s) (whether singular or plural, referred to herein as “Requesting Shareholders”) shall be entitled to make written requests under this Section 2.2 and Section 2.1 (each, a “Demand”) for registration under the Securities Act (which may be on a continuous basis pursuant to Rule 415 under the Securities Act if so requested) of an amount of Registrable Securities then held by such Requesting Shareholders (a “Demand Registration,” and such registration statement, a “Demand Registration Statement”). Thereupon, the Company shall, subject to the terms of this Agreement, file the Demand Registration Statement no later than thirty (30) calendar days after receipt of a Demand (the “Demand Filing Deadline” and together with the Shelf Filing Deadline, the “Filing Deadline”) and shall use its commercially reasonable efforts to effect the registration as promptly as practicable, but if the registration statement is not subject to a full review by the Commission, no more than thirty (30) calendar days, or, in the event that the registration statement is subject to a full review by the Commission, no more than sixty (60) calendar days, in each case, following the Demand Filing Date (the “Demand Effectiveness Deadline” and together with the Shelf Effectiveness Deadline, the “Effectiveness Deadline”), under the Securities Act of:

(i) the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii) all other Registrable Securities which the Company has been requested to register pursuant to Section 2.2(b), but subject to Section 2.2(g); and

(iii) all shares of Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.2, but subject to Section 2.2(g);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Common Stock, if any, to be so registered.

(b) A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder(s). Within fifteen (15) calendar days after receipt of a Demand, the Company shall give written notice of such Demand to all other Holders. The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within seven (7) calendar days after the Company’s notice required by this paragraph has been given, provided that if such seven-day period ends on a day that is not a Business Day, such period shall be deemed to end on the next succeeding Business Day. Each such written request shall comply with the requirements of a Demand as set forth in this Section 2.2(b).

(c) Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and reasonably acceptable to the Requesting Shareholders.

(d) The Company shall not be obligated to effect any Demand Registration within ninety (90) calendar days of a “firm commitment” Underwritten Offering in which all Holders were offered “piggyback” rights pursuant to Section 2.3 (subject to Section 2.3(b)) and at least 50% of the number of Registrable Securities requested by such Holders to be included in such Demand Registration were included.

(e) The Company shall be entitled to (i) postpone (upon written notice to the Requesting Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration and (ii) suspend the use of the prospectus forming part of any registration statement, in each case in the event of a Blackout Period until the expiration of the applicable Blackout Period. In the event of a Blackout Period, the Company shall deliver to the Holders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that the conditions described in the definition of Blackout Period are met. Such certificate shall contain a representation that such certificate does not constitute material non-public information unless, no later than 7:00 AM (New York City time) on the first trading day after such notice has been delivered, the Company files a Form 8-K or issues a press release publicly disclosing all material non-public information contained in such certificate. Upon notice by the Company to such Holders of any such determination, each such Holder covenants that, subject to Applicable Law, it shall keep the fact of any such notice strictly confidential (other than if such Holder determines in consultation with counsel it has received material non-public information contained in such certificate), and in the case of a Blackout Period, it shall promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities pursuant to the Demand Registration Statement for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company).

(f) If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) good faith opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Holders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata among such Holders on the basis of the number of such Registrable Securities requested to be included by such Holders; (ii) second, Equity Securities of the Company held by Existing Registration Rights Holders that are of the same class or series as the Registrable Securities to be sold who properly requested to include such securities in such offering pursuant to the Existing Registration Rights Agreement; (iii) third, a pro rata number of shares of Common Stock to consist of shares of Common Stock held by Other Demanding Sellers, based on the number of shares of Common Stock properly requested to be included in such offering; and (iv) fifth, securities the Company proposes to sell.

(g) Any time that a Demand Registration involves an Underwritten Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned, or delayed).

SECTION 2.3 Piggyback Registrations.

(a) Subject to the terms and conditions hereof, whenever the Company proposes to register any Common Stock (or any other securities that are of the same class or series as any Registrable Securities that are not shares of Common Stock) under the Securities Act (other than a registration by the Company (i) on Form S-4, (ii) on Form S-8, (iii) pursuant to Section 2.1, (iv) pursuant to Section 2.2 or (v) for purposes of registering the Company’s Common Stock for issuance and sale through its existing or any future “at-the-market” offering program, the foregoing, each, an “Excluded Registration Statement”) or conduct an Underwritten Offering pursuant to a then-effective registration statement (other than an Excluded Registration Statement) (any such registration or offering, a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all Holders prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement or prospectus supplement, as applicable, with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Common Stock (or other securities, as applicable) proposed to be registered or offered, as applicable, the proposed date of filing of such registration statement or prospectus supplement, with the Commission, the proposed means of distribution, the proposed managing underwriter(s) (if any), and a good faith estimate by the Company of the proposed minimum offering price of such shares of Common Stock (or other securities, as applicable), in each case to the extent then known. Subject to Section 2.3(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by Holders (a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within seven (7) calendar days after such Piggyback Notice is received by such Piggyback Seller.

(b) If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by (w) the Company, the Existing Registration Rights Holders, (x) other Persons who have sought to have shares of Common Stock registered in such Piggyback Registration pursuant to rights granted by the Company to demand such registration (such Persons, excluding the Existing Registration Rights Holders, being “Other Demanding Sellers”), (y) the Piggyback Sellers, and (z) any other proposed sellers of shares of Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would materially and adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i) if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of Common Stock (or other securities, as applicable) to be sold by the Company as the Company, in its reasonable judgment, shall have determined, (B) second, shares of Common Stock (or other securities, as applicable) held by Existing Registration Rights Holders who properly requested to include such securities in such offering pursuant to the Existing Registration Rights Agreement, (C) third, the Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (D) fourth, shares of Common Stock held by Other Demanding Sellers, based on the number of shares of Common Stock properly requested to be included in such offering, (E) fifth, shares of Common Stock sought to be registered by Other Demanding Sellers not otherwise encompassed by clause (C) of this Section 2.3(b)(i) pro rata on the basis of the number of shares of Common Stock proposed to be sold by such Other Demanding Sellers, and (F) sixth, other shares of Common Stock proposed to be sold by any Other Proposed Sellers;

(ii) if the Piggyback Registration relates to an offering for an Existing Registration Rights Holders pursuant to the Existing Registration Rights Agreement, then (A) first, such number of shares of Common Stock (or other securities, as applicable) to be sold by the Existing Registration Rights Holders who properly requested to include their securities in such offering pursuant to the Existing Registration Rights Agreement in accordance with such agreement, (B) second, the Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Common Stock held by Other Demanding Sellers having rights of registration on parity with the Piggyback Sellers with respect to such offering, based on the number of shares of Common Stock properly requested to be included in such offering, (D) fourth, shares of Common Stock sought to be registered by Other Demanding Sellers not otherwise encompassed by clause (B) of this Section 2.3(b)(ii) pro rata on the basis of the number of shares of Common Stock proposed to be sold by such Other Demanding Sellers, (E) fifth, shares of Common Stock to be sold by the Company, and (F), sixth, other shares of Common Stock proposed to be sold by any Other Proposed Sellers; or

(iii) if the Piggyback Registration relates to an offering other than for the Company’s own account or for an Existing Registration Rights Holders’ account, then (A) first, shares of Common Stock (or other securities, as applicable) held by Existing Registration Rights Holders who properly requested to include such securities in such offering pursuant to the Existing Registration Rights Agreement, (B) second, such number of shares of Common Stock (or other securities, as applicable) sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (C) third, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (D) fourth, shares of Common Stock to be sold by the Company, and (E) fifth, other shares of Common Stock proposed to be sold by any Other Proposed Sellers.

(c) For clarity, in connection with any Underwritten Offering under this Section 2.3 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the reasonable and customary terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company (subject to such lead managing underwriter(s) being reasonably acceptable to the Piggyback Sellers, such acceptance not to be unreasonably withheld, delayed or conditioned).

(d) If, at any time after giving written notice of its intention to register any shares of Common Stock (or other securities, as applicable) as set forth in this Section 2.3 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Common Stock (or other securities, as applicable), the Company may, at its election, give written notice of such determination to the Piggyback Sellers within fifteen (15) calendar days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that, if permitted pursuant to Section 2.2, Holders may continue the registration as a Demand Registration pursuant to the terms of Section 2.2.

(e) Notwithstanding anything to the contrary contained herein, the priorities set forth above shall be subject to rights, if any, of holders under the Existing Registration Rights Agreement, that may conflict with the terms of this Section 2.3.

SECTION 2.4 Opt-Out Notice. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering or Piggyback Registration or the withdrawal of any Underwritten Offering or Piggyback Registration; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder regarding any proposed Underwritten Offering or Piggyback Registration, the withdrawal of any Underwritten Offering or Piggyback Registration, and such Holder shall no longer be entitled to the rights associated with any such notice unless and until such Opt-Out Notice has been revoked.

SECTION 2.5 Withdrawal Rights. Any Holder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act or an Underwritten Offering shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration or offering, as applicable, by giving written notice to such effect to the Company prior to the effective date of such registration statement or the pricing date of such Underwritten Offering, as applicable. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration or Underwritten Offering and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn. No Demand Registration withdrawn pursuant to this Section 2.5 shall count against the number of Demands which may have been made under Section 2.2(a) hereof.

SECTION 2.6 Failure to File or Obtain Effectiveness of the Registration Statement or Remain Current; Partial Liquidated Damages. If: (i) a Shelf Registration Statement is not declared effective on or prior to the date on which the Warrants become exercisable for Warrant Shares, or (ii) after such time as the Warrants become exercisable for Warrant Shares and a Shelf Registration Statement registering the Warrant Shares has been declared effective, such Shelf Registration Statement ceases for any reason to remain continuously effective as to the Warrant Shares, or (iii) if after the date that is six months from the date hereof, the Company does not have available adequate current public information as set forth in Rule 144(c) (any such failure or breach being referred to as an “Event” and the date of any such Event, the “Event Date”), then in addition to any other rights the Holder may have hereunder or under Applicable Law, the Company shall be in breach of the terms and conditions of this Agreement. During the period of the existence of an uncured Event, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate purchase price paid by such Holder pursuant to the Warrant. The Parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 20.0% of the aggregate purchase price paid by such Holder pursuant to the Warrant. If the Company fails to pay any partial liquidated damages pursuant to this Section 2.6 in full within seven (7) Business Days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by Applicable Law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

SECTION 2.7 Hedging Transactions.

(a) The provisions of this Agreement relating to the registration, offer, and sale of Registrable Securities shall apply also to sales of Registrable Securities in connection with (i) any transaction which Transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put- or call-equivalent position, collar, margin loan, sale of exchangeable security, or similar transaction (including the registration, offer, and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the applicable Holder(s) and (ii) any derivative transactions in which a broker-dealer, other financial institution, or unaffiliated Person (each, a “Hedging Counterparty”) may sell Registrable Securities covered by any prospectus and the applicable prospectus supplement including (subject to Section 2.7(b) below) short sale transactions using Registrable Securities pledged by a Holder or borrowed from the Holder or others and Registrable Securities loaned, pledged, or hypothecated to any such party (each, a “Hedging Transaction”); provided that the Holder’s legal counsel has determined in its reasonable judgment (after good faith consultation with counsel of the Company) that it is reasonably necessary to register under the Securities Act such sales of Registrable Securities in connection with a Hedging Transaction. Any written information regarding the Hedging Transaction provided to the Company by a Hedging Counterparty for inclusion in any registration statement, prospectus, or Free Writing Prospectus filed pursuant to Sections 2.1 and 2.2 shall, for purposes of Section 5.1(b), be deemed to be written information provided by a Selling Shareholder for purposes of Section 5.1(b).

(b) For avoidance of doubt, the clarifications provided in this Section 2.7 to the effect that Hedging Transactions are among the types of transactions covered by the provisions of this Agreement relating to the registration, offer, and sale of Registrable Securities shall in no manner be read to imply that any other particular types of transactions, by virtue of not having a similar clarifying provision in this Agreement, are not among the types of transactions covered by the provisions of this Agreement relating to the registration, offer, and sale of Registrable Securities.

SECTION 2.8 Holdback Agreements.

(a) Each Holder shall enter into customary agreements restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with respect to an applicable Underwritten Offering in which such Holder participates for a period commencing on the date of such agreement and continuing until the earlier of (i) the 60th calendar day after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement) pursuant to which such Underwritten Offering shall be made and (ii) the earliest date on which similar restrictions applicable to any of the Company’s directors or executive officers terminate or expire. The Company shall not include Registrable Securities of any Holder in such an Underwritten Offering unless such Holder enters into a customary agreement restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) if requested by the lead managing underwriter(s) to the extent set forth in the preceding sentence.

(b) If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company will not, and will use commercially reasonable efforts to cause its directors and executive officers to not, effect any sale or distribution of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) (other than an Excluded Registration Statement) for its (or their, as applicable) own account within sixty (60) calendar days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as the lead managing underwriter(s) may agree with the Company) after the effective date of such registration except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

ARTICLE 3

REGISTRATION PROCEDURES

SECTION 3.1 Registration Procedures.

(a) If and whenever the Company is required to use commercially reasonable efforts to effect, or otherwise to effect, the registration of any Registrable Securities under the Securities Act or the offer and/or sale of any Registrable Securities, in each case as provided in this Agreement, the Company shall, subject in the case of clause (i) below to the proviso in Section 2.1(a), as expeditiously as reasonably practicable:

(i) prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities (and, in the case of a registration, thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Agreement); provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement, prospectus, prospectus supplement or any amendments thereto, the Company will furnish to counsel to the Holders including Registrable Securities in such registration or offering (“Selling Shareholders”) and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission other than annual or quarterly reports on Form 10-K or 10-Q, respectively, current reports on Form 8-K or proxy statements; provided, however, that such reports or proxy statements shall be provided at least two (2) Business Days prior to filing in connection with an Underwritten Offering) which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, the Company will provide such counsel reasonable opportunity to participate in the preparation of such document(s) and, with respect to the underwriter(s), if any, and their counsel only, such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants, and other advisors. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto to which the Holders of a majority of Registrable Securities, their counsel, or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of counsel for the Company, such filing is necessary to comply with Applicable Law. The Company shall, upon request, furnish to each Selling Shareholder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to the offering of the Registrable Securities;

(ii) except in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Agreement and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered thereby;

(iii) in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and to comply in all material respects with the provision of the Securities Act with respect to the disposition of the Registrable Securities subject thereto for a period ending on the date on which all the Registrable Securities held by the Holders cease to be Registrable Securities;

(iv) if requested by the lead managing underwriter(s), if any, or the Holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 3.1(a)(iv) that are not, in the good faith opinion of counsel for the Company, in compliance with Applicable Law;

(v) furnish to the Selling Shareholders and each underwriter, if any, of the securities being sold by such Selling Shareholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholders;

(vi) use commercially reasonable efforts to (I) register or qualify or cooperate with the Selling Shareholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Shareholders and any underwriter of the securities being sold by such Selling Shareholders shall reasonably request, (II) keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective, and (III) take any other action which may be necessary or reasonably advisable to enable such Selling Shareholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholders, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (vi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction;

(vii) use commercially reasonable efforts to cause such Registrable Securities (if such Registrable Securities are shares of Common Stock) to be listed on each securities exchange on which shares of Common Stock are then listed;

(viii) use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix) enter into such agreements (including an underwriting agreement) in form, scope, and substance as is customary in underwritten offerings of shares of Common Stock by the Company and use its commercially reasonable efforts to take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s)) to expedite or facilitate the disposition of such Registrable Securities, and in connection with an Underwritten Offering, (A) the Company shall make such representations and warranties to the Holders of such Registrable Securities and the underwriters with respect to the business of the Company and its subsidiaries and the registration statement, prospectus, and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance, and scope as customarily made by issuers in underwritten offerings, (B) the underwriting agreement shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified pursuant to Section 5.1, except as otherwise agreed between the Company and the Holders of a majority of the Registrable Securities being sold, and (C) the Company shall deliver such documents and certificates as reasonably requested by the Holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriter(s) to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement entered into by the Company. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

(x) in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the underwriter(s) and the Selling Shareholders (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and (B) “comfort” letters and updates thereof signed by the independent public accountants who have certified the financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(xi) in connection with a customary due diligence review, make available for inspection by any underwriter participating in any disposition pursuant to any registration statement and any attorney or other advisors retained in connection with such offering by such underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and the Company shall cause the officers, directors, and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this Section 3.1(a)(xi) if (A) the Company believes, after advice of outside counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing;

(xii) If any Selling Shareholder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities of such Selling Shareholder pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement, a “Selling Shareholder Underwriter Registration Statement”), then, as a condition to the Company’s obligations under clauses (i) through (iii) below, the applicable Selling Shareholder shall, at its expense, furnish to the Company, prior to the effectiveness of the relevant Selling Shareholder Underwriter Registration Statement (and, with respect to any subsequent requests during the Effectiveness Period, at the time of such request), a letter from independent legal counsel to such Selling Shareholder stating that, based on the facts and circumstances described therein, such Selling Shareholder could reasonably be deemed to be an “underwriter” in connection with the applicable Selling Shareholder Underwriter Registration Statement, then, until the Effectiveness Period ends, (i) cooperate with such Selling Shareholder in allowing such Selling Shareholder to conduct the customary due diligence described in Section 3.1(a)(xi); (ii) until the Effectiveness Period ends, at any Selling Shareholder request, furnish to such Selling Shareholder, on the date of the effectiveness of any Selling Shareholder Underwriter Registration Statement and thereafter no more often than on a quarterly basis, (A) a letter, dated such date, from the Company’s independent certified public accountants (and, if applicable, independent reserve engineers) in form and substance as is customarily given by independent certified public accountants (and, if applicable, independent reserve engineers) to underwriters in an underwritten public offering, addressed to such Selling Shareholder, (B) an opinion, dated as of such date, of counsel representing the Company for purposes of such Selling Shareholder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Selling Shareholder and (C) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of the Company addressed to such Selling Shareholder; and (iii) permit legal counsel of such Selling Shareholder to review and comment upon any Selling Shareholder Underwriter Registration Statement at least five (5) Business Days prior to its filing with the Commission and all amendments and supplements to any such Selling Shareholder Underwriter Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Selling Shareholder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Selling Shareholder’s legal counsel reasonably objects;

(xiii) as promptly as practicable notify in writing, subject to Section 2.4, the Selling Shareholders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other Governmental Entity for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 3.1(a)(ix) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any Selling Shareholder, the Company shall promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xiv) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 3.1(a)(vi), the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction where it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction;

(xv) cooperate with the Selling Shareholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates or book entries (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Shareholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xvi) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvii) in connection with an Underwritten Offering that involves an amount that is equal to or greater than the Minimum Underwritten Size, have appropriate executive officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing, or selling of the Registrable Securities; provided, however, that such marketing efforts shall not require the Company’s officers to travel outside the city in which they are primarily located at such time and that the scheduling of any such “road shows” and other meetings shall not otherwise materially and unduly interfere with the normal operations of the business of the Company (it being understood that any involvement of the officer(s) in such marketing efforts in excess of one (1) day shall be deemed as materially and unduly interfering with the normal operations of the business of the Company); and

(xviii) take all other actions customary and reasonably requested by the Selling Shareholders or the lead managing underwriter(s) reasonably necessary to effect the intent of this Agreement.

(b) The Company may require each Selling Shareholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c) Each Selling Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E), and (F) of Section 3.1(a)(xiii), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(a)(xiii) or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that (i) any amount of time the Holder is required to discontinue disposition of such securities shall reduce by an equal amount of time the length of any Blackout Period the Company would otherwise be permitted to effect pursuant to this Agreement and (ii) the Company shall extend the time periods under Section 2.2(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

(d) With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell shares of Common Stock to the public without registration, the Company shall, for so long as Registrable Securities remain outstanding:

(i) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(iii) furnish to any Holder, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as such Holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

SECTION 3.2 Removal of Restrictive Legends. The restrictive legend on any Registrable Securities covered by this Agreement shall be removed if (a) such Registrable Securities are sold pursuant to an effective registration statement, (b) (i) a registration statement covering the resale of such Registrable Securities is effective under the Securities Act and/or (ii) such Registrable Securities may be sold in compliance with Rule 144 under the Securities Act, and in either case Holder delivers to the Company a reasonably acceptable representation and/or “will comply” letter, as applicable, certifying that, among other things, Holder will only Transfer such Registrable Securities pursuant to such effective registration statement or Rule 144, as applicable, and will, upon request following any lapse of effectiveness of such registration statement or availability of Rule 144, as applicable, cooperate with the Company to have any then applicable restrictive legends reincluded on such Registrable Securities, (c) such Registrable Securities are being sold pursuant to Rule 144 under the Securities Act and the applicable Holder delivers to the Company a representation letter regarding such Holder’s compliance with the terms thereof; provided, that with respect to each of clause (a), (b) and (c) above, the applicable Holder has provided all documentation and evidence (which, in the case of clauses (b) and (c), shall include an opinion of counsel to such Holder) as may reasonably be required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). The Company shall cooperate with the applicable Holder covered by this Agreement to effect removal of the legend on such Registrable Securities pursuant to this Section 3.2 within the later of (i) one (1) Business Day and (ii) the Standard Settlement Period, in each case, after delivery of notice from such Holder that the conditions to removal are satisfied (together with any Legend Removal Documents). The Company shall bear all of its own direct costs and expenses associated with the removal of a legend pursuant to this Section 3.2; provided, that the applicable Holder shall be responsible for all fees and expenses (including of counsel for such Holder) incurred by such Holder with respect to delivering the Legend Removal Documents.

ARTICLE 4

REGISTRATION EXPENSES

SECTION 4.1 Registration Expenses. All fees and expenses incident to the Company’s performance of its obligations under this Agreement, including, without limitation, (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 3.1(a)(vi)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by Holder) and copying expenses, (c) [reserved], (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show” undertaken pursuant to Section 3.1(a)(xvi), other than any expense paid or payable by the underwriters, and (f) reasonable and documented fees and disbursements of one counsel for all Holders whose Registrable Securities are included in a registration statement and any additional local counsel, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Shareholders, in the case of a Shelf Offering, the Holders requesting such offering or in the case of any other registration, the Holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective. In connection with the Company’s performance of its obligations under this Agreement, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration.

ARTICLE 5

INDEMNIFICATION

SECTION 5.1 Registration Indemnification.

(a) In connection with any registration statement in which a Selling Shareholder is participating, the Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, and partners, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, and partners of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all Losses, as incurred, arising out of, caused by, resulting from, or relating to any untrue statement (or alleged untrue statement) of a material fact (i) contained in any registration statement or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) included in any prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.1(a)) will reimburse each such Selling Shareholder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, and partners and each such Person who controls each such Selling Shareholder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, and agents of each such controlling Person, each such underwriter, and each such Person who controls any such underwriter for any reasonable, customary and reasonably documented legal and other expenses incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability, or action, except insofar as the same are caused by any information furnished in writing to the Company by any Selling Shareholder expressly for use therein.

(b) In connection with any registration statement in which a Selling Shareholder is participating, without limitation as to time, each such Selling Shareholder shall, severally and not jointly, indemnify the Company, its directors, officers, and employees and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company from and against all Losses, as incurred, arising out of, caused by, resulting from, or relating to any untrue statement (or alleged untrue statement) of a material fact (i) contained in any registration statement or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) included in any prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.1(b)) will reimburse the Company, its directors, officers, and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any reasonable, customary, and reasonably documented legal and other expenses incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability, or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder in writing for inclusion in such registration statement, prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Shareholder shall be liable under this Section 5.1(b) for amounts in excess of the net proceeds (after deducting any underwriting discount or commission) received by such Holder from its sale of Registrable Securities in connection with the offering that gave rise to such liability.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate, and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision, and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that (A) there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (B) such action involves, or is reasonably likely to have an effect beyond, the scope of matters that are subject to indemnification pursuant to this Section 5.1, or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, and in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned, or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability, or a failure to act by or on behalf of any indemnified party, and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e) The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements, or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder shall be required to make a contribution in excess of the net proceeds (after deducting any underwriting discount or commission) received by such Selling Shareholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

(g) The provisions of this Section 5.1 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

ARTICLE 6

TRANSFERS OF REGISTRATION RIGHTS

SECTION 6.1 Transfers of Registration Rights. The provisions hereof will inure to the benefit of, and be binding upon, the successors and assigns of each of the Parties, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be Transferred only (a) by operation of law, (b) if such transferee is a Permitted Transferee or (c) if such transfer is not made in accordance with clauses (a) and (b), with the express prior written consent of the Company (such consent not to be unreasonably withheld), provided, in each case, that any such transferee shall not be entitled to the rights provided in this Agreement unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company a duly executed Adoption Agreement. Notwithstanding anything to the contrary contained in this Section 6.1, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without assigning its rights hereunder with respect thereto; provided, that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate. References to a Party in this Agreement shall be deemed to include any such transferee or assignee permitted by this Section 6.1.

ARTICLE 7

MISCELLANEOUS

SECTION 7.1 Requested Information. Not less than ten (10) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Holder entitled to register Registrable Securities in such registration statement of the information, documents, and instruments from such Holder that the Company or, to the extent a Holder participates in an underwritten offering, any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter, and underwriting agreement in customary forms (including, for the avoidance of doubt, customary lock-up letters of at least sixty (60) days from Holders participating in an Underwritten Offering as requested by the underwriters and indemnification and contribution provisions in customary form, the “Requested Information”). If the Company has not received, on or before the Business Day before the expected filing date, the Requested Information from such Holder, the Company may file the registration statement without including Registrable Securities of such Holder. The failure to so include in any registration statement the Registrable Securities of a Holder (with regard to that registration statement) shall not result in any liability on the part of the Company to such Holder.

SECTION 7.2 Conflicting Rights. The Company shall not grant to any Person any demand, piggyback, or shelf registration rights the terms of which would violate the rights granted to the Holders hereunder, or provide for superior “cutback” priority relative to the Holders, in each case, pursuant to Sections 2.1(f)(ii), 2.2(g), and 2.3(b)(i) through (iii) without the prior written consent of the Holders of a majority of Registrable Securities. For the avoidance of doubt, as of the date hereof and excluding the rights granted by the Company to the Existing Registration Rights Holders pursuant to the Existing Registration Rights Agreement, no such violative or superior rights have been granted by the Company to any Person.

SECTION 7.3 Free Writing Prospectuses. No Selling Shareholder shall use any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities pursuant to this Agreement without the prior written consent of the Company. Notwithstanding the foregoing, a Selling Shareholder may use any free writing prospectus prepared and distributed by the Company.

SECTION 7.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the Parties in connection therewith.

SECTION 7.5 Amendment; Termination. The provisions of this Agreement may only be amended by the written consent of the Company and Holders of a majority of the Registrable Securities then outstanding. The provisions of this Agreement shall terminate and be of no further force or effect, as to any Holder, as of the date on which all Registrable Securities held by such Holder have been disposed.

SECTION 7.6 Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed given (a) if sent by first-class mail, three (3) Business Days following the date on which the piece of mail containing such communication is posted, (b) when sent, if sent by e-mail, provided that such e-mail is sent by 5:00 p.m. (New York City time) on a Business Day (otherwise, the following Business Day), or (c) when delivered, if delivered by hand, via courier or by overnight delivery service to the intended recipient, provided that such delivery is delivered by 5:00 p.m. (New York City time) on a Business Day (otherwise, the following Business Day). A notice will be deemed given pursuant to the foregoing sentence only if properly addressed to a Party at the following address for such

Party (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.6):

If to the Company, to:

Virgin Galactic Holdings, Inc.

1700 Flight Way, 4th Floor

Tustin, California 92782

Attention: Douglas Ahrens, Chief Financial Officer & Sarah Kim, General Counsel

Email: doug.ahrens@virgingalactic.com; sarah.kim@virgingalactic.com with copies (which shall not constitute notice) to:

O’Melveny & Meyers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, CA 92660

Attention: Tony Wang

E-mail: tonywang@omm.com

If to a Holder, to the address or email address of such Holder as they appear on such Holder’s signature page or signature page to the Adoption Agreement.

SECTION 7.7 Binding Effect; Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and each Holder and its successors and assigns. Except as provided in Section 6.1, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any Holder without the prior written consent of the Company.

SECTION 7.8 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

(b) THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT. FURTHER, NOTHING HEREIN SHALL DIVEST A COURT OF COMPETENT JURISDICTION OF THE RIGHT AND POWER TO GRANT A TEMPORARY RESTRAINING ORDER, TO GRANT TEMPORARY INJUNCTIVE RELIEF, OR TO COMPEL SPECIFIC PERFORMANCE OF ANY DECISION OF AN ARBITRAL TRIBUNAL MADE PURSUANT TO THIS PROVISION.

SECTION 7.9 Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

SECTION 7.10 Counterparts. This Agreement may be executed in one or more counterparts. Each Party agrees that this Agreement and the transactions contemplated hereby may be entered into electronically and that any electronic signature, whether digital or encrypted, used by any Party is intended to authenticate this Agreement and to have the same force and effect as a manual signature. For purposes of this Agreement, an electronic signature means any electronic symbol, designation or process attached to or logically associated with a record, contract, document or instrument and adopted by a Party with the intent to sign such record, contract, document or instrument.

SECTION 7.11 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its undersigned duly authorized representative as of the date first written above.

VIRGIN GALACTIC HOLDINGS, INC.

By:	/s/ Douglas Ahrens
Name:	Douglas Ahrens
Title:	Chief Financial Officer and Treasurer

[Signature Page to Registration Rights Agreement]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned transferee (“Transferee”) pursuant to the terms of the Registration Rights Agreement, dated as of December 18, 2025, among Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), the holders party thereto and the other Holders that may be party thereto from time to time (as amended from time to time, the “Registration Rights Agreement”). Terms used and not otherwise defined in this Adoption Agreement have the meanings set forth in the Registration Rights Agreement.

By the execution of this Adoption Agreement, the Transferee agrees as follows:

1. Acknowledgement. Transferee acknowledges that Transferee is acquiring all or a portion of the Warrant and/or certain shares of Common Stock subject to the terms and conditions of the Registration Rights Agreement.

2. Agreement. Transferee (a) agrees that the portion of Warrant and/or shares of Common Stock acquired by Transferee shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (b) hereby agrees to be bound by, and subject to, the Registration Rights Agreement with the same force and effect as if he, she or it were originally a party thereto.

3. Notice. All notices, requests, claims, demands, waivers and other communications under the Registration Rights Agreement shall be given to Transferee at the address listed below Transferee’s signature.

4. Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and in the Registration Rights Agreement.

Signature:

Address:
Contact person:
Telephone number:
E-mail address: